Exhibit 99.1

Press Release March 24, 2009

6714 Pointe Inverness Way, Suite 200

Fort Wayne, IN  46804-7932

260.459.3553 Phone

260.969.3590 Fax

www.steeldynamics.com

Steel Dynamics Declares First Quarter Dividend, Announces Quarterly Call

FORT WAYNE, INDIANA, March 24, 2009– Steel Dynamics, Inc. (NASDAQ/GS: STLD) today announced that its board of directors has declared a quarterly cash dividend of $0.10 per common share to be distributed to shareholders of record at the close of business on March 31, 2009. This dividend will be payable on or about April 9, 2009.

Investor Conference Call

Steel Dynamics plans to release its first quarter financial report after the close of the market on Wednesday, April 22, 2009. The first-quarter investor conference call is scheduled the morning of Thursday, April 23. The call will be webcast live, accessible from SDI’s website, www.steeldynamics.com. Additional information about the call will be posted on the Steel Dynamics website early in April.

Contact:  Fred Warner, Investor Relations Manager, (260) 969-3564 or f.warner@steeldynamics.com